UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 10 , 2026

MARQETA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40465	27-4306690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
180 Grand Avenue, 6th Floor
Oakland, California 94612
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (510) 671-5437
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MQ	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

The 2026 Annual Meeting of Stockholders (the "Annual Meeting") of Marqeta, Inc. (the "Company”) was held on June 10, 2026, and the Company’s Class A and Class B common stockholders voted on five proposals that are described in detail in the Company's definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 21, 2026. Set forth below are the matters the stockholders voted on and the final voting results.

Proposal 1: Holders of the Company’s Class A and Class B common stock voted to elect the four Class II director nominees to the Company’s Board of Directors, each to hold office until the annual meeting of stockholders in 2029 and until their successors have been duly elected and qualified or until such director’s earlier death, resignation, or removal. The final voting results are as follows:

Nominee	For	Withheld	Broker Non-Votes
Najuma Atkinson	436,680,233	60,646,356	78,811,104
Martha Cummings	408,511,946	88,814,643	78,811,104
Judson (Jud) Linville	458,659,825	38,666,764	78,811,104
Michael (Mike) Milotich	494,797,547	2,529,042	78,811,104

Proposal 2: Holders of the Company’s Class A and Class B common stock voted to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. There were no broker non-votes on this proposal. The final voting results are as follows:

For:	574,083,887
Against:	1,562,679
Abstain:	491,127

Proposal 3: Holders of the Company’s Class A and Class B common stock voted to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a 1-for-4 reverse stock split and related reduction of the Company's authorized Common Stock and Preferred Stock. There were no broker non-votes on this proposal. The final voting results are as follows:

For:	556,674,402
Against:	19,097,624
Abstain:	365,667

Proposal 4: Holders of the Company’s Class A and Class B common stock voted to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to provide for officer exculpation as permitted by Delaware law. The final voting results are as follows:

For:	391,167,767
Against:	105,868,988
Abstain:	289,834
Broker Non-Votes:	78,811,104

Proposal 5: Holders of the Company’s Class A and Class B common stock voted to approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers. The final voting results are as follows:

For:	389,625,862
Against:	106,659,393
Abstain:	1,041,334
Broker Non-Votes:	78,811,104

Item 8.01    Other Events.

As disclosed above, at the Annual Meeting, holders of the Company’s Class A and Class B common stock voted to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a 1-for-4 reverse stock split and related reduction of the Company's authorized Common Stock and Preferred Stock.

The Company will effect a 1-for-4 reverse stock split of the Company’s Common and Preferred Stock (the “Reverse Stock Split”). The Board has approved the Reverse Stock Split and the Company expects to file a certificate of amendment to the Certificate of Incorporation to effect the Reverse Stock Split no later than June 30, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARQETA, INC.
Date: June 11, 2026	/s/ Michael (Mike) Milotich
Michael (Mike) Milotich
Chief Executive Officer